UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest September 7, 2017

MCIG, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-175941

NEVADA	27-4439285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2901 Highland Drive, Unit 13B, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	570-778-6459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 7, 2017 the company broke escrow in the financing under a Private Placement Offering. The Company is offering up to 120 units that consist of 100,000 shares of common stock at $0.25 per share and a warrant to purchase an additional 50,000 shares of common stock at $0.50 per share. The total potential capital raise is up to $7.5 million dollars. The minimum financing was $500K. The initial funding released to the company was $650,000 with additional commitments of $500K. The Private Placement is scheduled to close on October 31, 2017 and is available only to accredited investors with a minimum of $500K in annual income or $5M in net worth. The use of funds is to expand MCIG operations and services.

Item 9.01 Financial Statements and Exhibits. (d) Exhibits:

Exhibit	Description

10.1	Confidential Private Placement Memorandum

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCIG, INC.

Date: October 25, 2017	By:	/s/ Paul Rosenberg
Paul Rosenberg, Chief Executive Officer

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